UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

December 7, 2006

Date of Report (Date of earliest event reported)

SOLO CUP COMPANY

(Exact name of registrant as specified in its charter)

Delaware	333-116843	47-0938234
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Old Deerfield Road, Highland Park, Illinois	60035
(Address of principal executive offices)	(zip code)

847-831-4800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On December 7 and 8, 2006, Solo Cup Company is holding meetings with its investors and lenders. A copy of the presentation is attached as Exhibit 99.1 and is incorporated by reference into this item.

The presentation includes non-GAAP financial measures, including EBITDA, Adjusted EBITDA and Bank EBITDA. These measures are not measures of financial performance under GAAP and should not be considered alternatives to net loss, or any other performance measures derived in accordance with GAAP or as an alternative measure of liquidity. EBITDA, Adjusted EBITDA and Bank EBITDA are presented to provide a view to measures similar to those used for pricing under the terms of our First and Second Lien Credit Facilities and to those used in evaluating our compliance with certain covenants under our First and Second Lien Credit Facilities. Reconciliations of EBITDA and Adjusted EBITDA included in the presentation to the most directly comparable GAAP measures can be found in Exhibit 99.2 included with this Form 8-K filing and is incorporated by reference to this item. Reconciliations of Bank EBITDA included in the presentation to the most directly comparable GAAP measures can be found in the presentation in the Financial Update section under the heading “LTM EBITDA Build-Up”.

The information contained in this Form 8-K, including Exhibits 99.1 and 99.2 attached hereto, are being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or Exchange Act, except as expressly set forth by specific reference in such filing. The furnishing of the information in this Form 8-K is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information in this Form 8-K contains material investor information that is not otherwise publicly available.

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Item 9.01. Financial Statements and Exhibits.

The following exhibits relating to Item 7.01 shall be deemed to be furnished, and not filed:

(d)	Exhibits

Exhibit No.	Description
99.1	Presentation dated December 7, 2006

99.2	Non-GAAP Reconciliation for Presentation dated December 7, 2006

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLO CUP COMPANY

By:	/s/ Robert M. Korzenski
Robert M. Korzenski
Chief Executive Officer and President

Date: December 7, 2006